Exhibit 10.4

                                  VIZACOM INC.
                         3512 Veterans Memorial Highway
                             Bohemia, New York 11716


                                             December 28, 2001

Kaufman & Moomjian, LLC
50 Charles Lindbergh Blvd.
Suite 206
Mitchel Field, New York 11553
Attention: Neil M. Kaufman, Esq.

Dear Mr. Kaufman:

     This letter shall serve to evidence the agreement by Kaufman & Moomjian, LLC ("K&M") to defer payment of the first two installments under the promissory note, dated September 30, 2001, made by Vizacom Inc. (the "Company") in K&M's favor in the aggregate principal amount of $439,654.85 (the "Note"), until the earlier of (i) March 1, 2002, or (ii) the date of the first closing under a private placement of the Company's common stock, par value $.001 per share, to accredited investors as contemplated by the Letter of Intent dated September 7, 2001, between SpaceLogix, Inc. and the Company (the "Private Placement"). Interest shall continue to accrue during the deferment period. K&M also agrees to reduce the prepayment due to K&M under the Note upon the closing of the Private Placement from $150,000 to $125,000.

     Please sign and return a copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between you and the Company as of the date hereof.

                                        Sincerely,

                                        VIZACOM INC.


                                        By:  /s/ Vincent DiSpigno
                                           ---------------------------
                                           Vincent DiSpigno
                                           President

Accepted and Agreed:

KAUFMAN & MOOMJIAN, LLC


By:  /s/ Neil M. Kaufman
   ------------------------------
   Neil M. Kaufman
   Member